SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-SYBRON CHEMICALS INC

          GABELLI INTERNATIONAL LTD
                                 7/02/98            5,800-           31.5216
          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 6/30/98            8,000            31.6750
               THE GABELLI EQUITY TRUST,INC.
                                 7/07/98           21,200            30.5500
               THE GABELLI ASSET FUND
                                 7/07/98           21,200            30.5500
               THE GABELLI CAPITAL ASSET FUND
                                 7/07/98            6,500            30.7856
                                 7/06/98            8,500            30.2375
          GAMCO INVESTORS, INC.
                                 7/07/98            3,000            30.7257
                                 6/30/98            2,000            31.6591
                                 7/08/98              200            30.5000
                                 7/08/98            3,000            30.6250
                                 7/07/98            4,000            30.6250
                                 7/07/98            4,200            30.7257
                                 7/06/98           15,500            29.8004
                                 7/02/98            2,000            31.8750
                                 7/02/98            1,800            31.5000
                                 6/30/98            1,000            31.6875
                                 6/30/98            3,500            31.6591
                                 6/29/98            6,000            31.4583
                                 7/02/98            1,000-           31.6989


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE AMERICAN STOCK EXCHANGE.


          (2) PRICE EXCLUDES COMMISSION.